Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2003 relating to the consolidated financial statements of Piper Jaffray Companies as of December 31, 2002 and for each of the two years in the period ended December 31, 2002, included in the 2003 Annual Report to Shareholders of Piper Jaffray Companies, which is incorporated by reference into Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
January 31, 2005